EXHIBIT 21

21.  Subsidiaries of the Corporation at December 31, 2002:

Subsidiary	Incorporated in the State of	Percent Owned by the Corporation
Beverly National Bank	Massachusetts	100%

Cabot Street Realty Trust	Massachusetts	100%

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